EXHIBIT 99.1

15 West 6th Street, Suite 900 · Tulsa, Oklahoma 74119 · (918) 513-4570 · Fax: (918) 513-4571
www.laredopetro.com
Laredo Petroleum Announces Third-Quarter 2022 Financial and Operating Results
TULSA, OK - November 3, 2022 - Laredo Petroleum, Inc. (NYSE: LPI) ("Laredo" or the "Company") today announced its third-quarter 2022 financial and operating results. Supplemental slides have been posted to the Company's website and can be found at www.laredopetro.com. A conference call and webcast to discuss the results is planned for 7:30 a.m. CT, Friday, November 4, 2022. Complete details can be found within this release.
Third-Quarter 2022 Highlights
•Reported net income of $337.5 million and cash flows from operating activities of $182.6 million, generating Adjusted EBITDA1 of $222.8 million and Free Cash Flow1 of $51.4 million
•Reduced Net Debt1/Consolidated EBITDAX1 ratio to 1.25x from 1.39x in second-quarter 2022
•Repurchased $152.5 million face value of term-debt at 98% of par value
•Repurchased $17.5 million of common stock at an average price of $71.56 per share
"We have continued to deliver on our commitment to utilize Free Cash Flow to strengthen our balance sheet and return cash to shareholders," said Jason Pigott, President and Chief Executive Officer. "We repurchased a combined $170 million of debt and equity, further reduced our leverage ratio and maintained liquidity of more than $1 billion. In 2023, we will remain focused on disciplined, capital-efficient development, Free Cash Flow generation, debt reduction and returning cash to shareholders."
Third-Quarter 2022 Financial and Operations Summary
Financial Results. The Company reported net income attributable to common stockholders of $337.5 million, or $20.08 per diluted share. Adjusted Net Income1 was $89.2 million, or $5.30 per adjusted diluted share. Adjusted EBITDA was $222.8 million.
Production. Consistent with preliminary volumes previously reported on October 18, 2022, Laredo's total and oil production during the period averaged 79,613 BOEPD and 34,994 BOPD, respectively.
Capital Investments. Laredo completed 11 wells and turned-in-line ("TIL") 12 wells during third-quarter 2022. Consistent with preliminary investments previously reported, total incurred capital expenditures were $140 million, excluding non-budgeted acquisitions and leasehold expenditures. Investments included $120 million in drilling and completions activities, inclusive of $6 million of non-operated activities, $2 million in land, exploration
1Non-GAAP financial measure; please see supplemental reconciliations of GAAP to non-GAAP financial measures at the end of this release.

and data related costs, $10 million in infrastructure, including Laredo Midstream Services investments, and $8 million in other capitalized costs. Non-budgeted acquisitions and leasehold expenditures totaled $4 million.
Operating Expenses. Consistent with preliminary amounts previously reported, lease operating expenses ("LOE") during the period were $6.04 per BOE.
General and Administrative Expenses. General and administrative ("G&A") expenses, excluding long-term incentive plan ("LTIP") expenses, for third-quarter 2022 were $2.02 per BOE. G&A cash and G&A non-cash LTIP expenses were $(0.52) per BOE and $0.11 per BOE, respectively, each of which includes reductions associated with the forfeiture of LTIP awards by the Company's former Chief Operating Officer. One-time charges related to payments for the forfeited LTIP awards are reflected in Organizational restructuring expenses.
Equity and Debt Repurchases. During the third quarter of 2022, Laredo repurchased 244,687 shares of its common stock for $17.5 million at an average price of $71.56 per share. As of November 2, 2022, the Company has repurchased 441,897 shares for $34.1 million at an average price of $77.06.
During third-quarter 2022, Laredo purchased $152.5 million face value of term-debt at 98% of par value. As of November 2, 2022, the Company has purchased $245.3 million face value of term-debt at 99% of par value in 2022.
Liquidity. At September 30, 2022, the Company had $40 million drawn on its $1.0 billion senior secured credit facility and cash and cash equivalents of $50 million.
On November 1, 2022, the borrowing base of the Company's senior secured credit facility was increased to $1.3 billion from $1.25 billion. The elected commitment was maintained at $1.0 billion.
At November 2, 2022, the Company had no outstanding borrowing on its senior secured credit facility and cash and cash equivalents of $54 million.
Fourth-Quarter 2022 Guidance
The table below reflects the Company's guidance for total and oil production and incurred capital expenditures for fourth-quarter 2022. Fourth-quarter 2022 production guidance has incorporated increased expectations for production downtime associated with offset operator completions. The Company is currently operating two drilling rigs and one completions crew and expects to complete 13 wells and TIL 11 wells during the fourth quarter of 2022.

4Q-22E
Total production (MBOE per day)	72.5 - 75.5
Oil production (MBOPD)	32.0 - 34.0
Incurred capital expenditures, excluding non-budgeted acquisitions ($ MM)	$135 - $145

The table below reflects the Company's guidance for select revenue and expense items for fourth-quarter 2022.

4Q-22E
Average sales price realizations (excluding derivatives):
Oil (% of WTI)	103%
NGL (% of WTI)	25%
Natural gas (% of Henry Hub)	47%

Net settlements received (paid) for matured commodity derivatives ($ MM):
Oil	($68)
NGL	($3)
Natural gas	($5)

Selected average costs & expenses:
Lease operating expenses ($/BOE)	$6.50
Production and ad valorem taxes (% of oil, NGL and natural gas sales revenues)	7.30%
Transportation and marketing expenses ($/BOE)	$1.80
General and administrative expenses (excluding LTIP, $/BOE)	$2.15
General and administrative expenses (LTIP cash, $/BOE)	$0.40
General and administrative expenses (LTIP non-cash, $/BOE)	$0.45
Depletion, depreciation and amortization ($/BOE)	$11.00
Conference Call Details
On Friday, November 4, 2022, at 7:30 a.m. CT, Laredo will host a conference call to discuss its third-quarter financial and operating results and management's outlook, the content of which is not part of this earnings release. A slide presentation providing summary financial and statistical information that will be discussed on the call will be posted to the Company's website and available for review. The Company invites interested parties to listen to the call via the Company's website at www.laredopetro.com, under the tab for "Investor Relations | Event Calendar." Portfolio managers and analysts who would like to participate on the call should dial 800.715.9871, using conference code 1804797. A replay will be available following the call via the Company's website.
About Laredo
Laredo Petroleum, Inc. is an independent energy company with headquarters in Tulsa, Oklahoma. Laredo's business strategy is focused on the acquisition, exploration and development of oil and natural gas properties in the Permian Basin of West Texas.
Additional information about Laredo may be found on its website at www.laredopetro.com.
Forward-Looking Statements
This press release and any oral statements made regarding the contents of this release, including in the conference call referenced herein, contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, that address activities that Laredo assumes, plans, expects, believes, intends, projects, indicates, enables, transforms, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. Such statements are not guarantees of future performance and involve risks, assumptions and uncertainties.
General risks relating to Laredo include, but are not limited to, the decline in prices of oil, natural gas liquids and natural gas and the related impact to financial statements as a result of asset impairments and revisions to reserve estimates, the ability of the Company to execute its strategies, including its ability to successfully identify and consummate strategic acquisitions at purchase prices that are accretive to its financial results and to successfully integrate acquired businesses, assets and properties, oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries and other producing countries ("OPEC+"), the outbreak of disease, such as the coronavirus ("COVID-19") pandemic, and any related government policies and actions, changes in domestic and global production, supply and demand for commodities, including as a result of the COVID-19 pandemic, actions by OPEC+ and the Russian-Ukrainian military conflict, long-term performance of wells, drilling and operating risks, the increase in service and supply costs, including as a result of inflationary pressures, increases to interest rates as a result of the Federal Reserve's tightening monetary policy, tariffs on steel, pipeline transportation and storage constraints in the Permian Basin, the possibility of production curtailment, hedging activities, the impacts of severe weather, including the freezing of wells and pipelines in the Permian Basin due to cold weather, possible impacts of litigation and regulations, the impact of the Company's transactions, if any, with its securities from time to time, the impact of new laws and regulations, including those regarding the use of hydraulic fracturing, the impact of new environmental, health and safety requirements applicable to the Company's business activities, the possibility of the elimination of federal income tax deductions for oil and gas exploration and development and other factors, including those and other risks described in its Annual Report on Form 10-K for the year ended December 31, 2021 and those set forth from time to time in other filings with the Securities and Exchange Commission ("SEC"). These documents are available through Laredo's website at www.laredopetro.com under the tab "Investor Relations" or through the SEC's Electronic Data Gathering and Analysis Retrieval System at www.sec.gov. Any of these factors could cause Laredo's actual results and plans to differ materially from those in the forward-looking statements. Therefore, Laredo can give no assurance that its future results will be as estimated. Any forward-looking statement speaks only as of the date on which such statement is made. Laredo does not intend to, and disclaims any obligation to, correct, update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
The SEC generally permits oil and natural gas companies, in filings made with the SEC, to disclose proved reserves, which are reserve estimates that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, and certain probable and possible reserves that meet the SEC's definitions for such terms. In this press release and the conference call, the Company may use the terms "resource potential," "resource play," "estimated ultimate recovery" or "EURs," "type curve" and "standardized measure," each of which the SEC guidelines restrict from being included in filings with the SEC without strict compliance with SEC definitions. These terms refer to the Company’s internal estimates of unbooked hydrocarbon quantities that may be potentially discovered through exploratory drilling or recovered with additional drilling or recovery techniques. "Resource potential" is used by the Company to refer to the estimated quantities of hydrocarbons that may be added to proved reserves, largely from a specified resource play potentially supporting numerous drilling locations. A "resource play" is a term used by the Company to describe an accumulation of hydrocarbons known to exist over a large areal expanse and/or thick vertical section potentially supporting numerous drilling locations, which, when compared to a conventional play, typically has a lower geological and/or commercial development risk. "EURs" are based on the Company’s previous operating experience in a given area and publicly available information relating to the operations of producers who are conducting operations in these areas. Unbooked resource potential and "EURs" do not constitute reserves within the meaning of the Society of Petroleum Engineer’s Petroleum Resource Management System or SEC rules and do not include any proved reserves. Actual quantities of reserves that may be ultimately recovered from the Company’s interests may differ substantially from those presented herein. Factors affecting ultimate recovery include the scope of the Company’s ongoing drilling program, which will be directly affected by the availability of capital, decreases in oil, natural gas liquids and natural gas prices, well spacing, drilling and production costs, availability and cost of drilling services and equipment, lease expirations, transportation constraints, regulatory approvals, negative revisions to reserve estimates and other factors, as well as actual drilling results, including geological and mechanical factors affecting recovery rates. "EURs" from reserves may change significantly as development of the Company’s core assets provides additional data. In addition, the Company's production forecasts and expectations for future periods are dependent upon many assumptions, including estimates of production decline rates from existing wells and the undertaking and outcome of future drilling activity, which may be affected by significant commodity price declines or drilling cost increases. "Type curve" refers to a production profile of a well, or a particular category of wells, for a specific play and/or area. The "standardized measure" of discounted future new cash flows is calculated in accordance with SEC regulations and a discount rate of 10%.

Actual results may vary considerably and should not be considered to represent the fair market value of the Company’s proved reserves.
This press release and any accompanying disclosures include financial measures that are not in accordance with generally accepted accounting principles ("GAAP"), such as Adjusted EBITDA, Adjusted Net Income and Free Cash Flow. While management believes that such measures are useful for investors, they should not be used as a replacement for financial measures that are in accordance with GAAP. For a reconciliation of such non-GAAP financial measures to the nearest comparable measure in accordance with GAAP, please see the supplemental financial information at the end of this press release.
Unless otherwise specified, references to "average sales price" refer to average sales price excluding the effects of the Company's derivative transactions.
All amounts, dollars and percentages presented in this press release are rounded and therefore approximate.

Laredo Petroleum, Inc.
Selected operating data

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
	(unaudited)		(unaudited)
Sales volumes:
Oil (MBbl)	3,219	3,250	10,536	7,840
NGL (MBbl)	2,034	1,830	6,128	6,702
Natural gas (MMcf)	12,430	11,860	37,447	44,659
Oil equivalents (MBOE)(1)(2)	7,324	7,057	22,905	21,985
Average daily oil equivalent sales volumes (BOE/D)(2)	79,613	76,703	83,901	80,530
Average daily oil sales volumes (Bbl/D)(2)	34,994	35,329	38,594	28,717
Average sales prices(2):
Oil ($/Bbl)(3)	$96.83	$70.56	$101.51	$65.66
NGL ($/Bbl)(3)	$29.20	$26.20	$32.16	$19.86
Natural gas ($/Mcf)(3)	$5.94	$2.87	$4.78	$2.20
Average sales price ($/BOE)(3)	$60.75	$44.11	$63.11	$33.94
Oil, with commodity derivatives ($/Bbl)(4)	$71.09	$53.94	$71.03	$49.33
NGL, with commodity derivatives ($/Bbl)(4)	$24.47	$9.31	$25.93	$10.40
Natural gas, with commodity derivatives ($/Mcf)(4)	$3.35	$1.45	$3.05	$1.53
Average sales price, with commodity derivatives ($/BOE)(4)	$43.74	$29.70	$44.60	$23.86
Selected average costs and expenses per BOE sold:
Lease operating expenses	$6.04	$4.23	$5.55	$3.12
Production and ad valorem taxes	3.96	2.54	3.91	2.09
Transportation and marketing expenses	1.81	1.65	1.70	1.57
General and administrative (excluding LTIP)	2.02	1.61	1.82	1.52
Total selected operating expenses	$13.83	$10.03	$12.98	$8.30
General and administrative (LTIP):
LTIP cash	$(0.52)	$0.29	$0.16	$0.50
LTIP non-cash	$0.11	$0.23	$0.24	$0.22
Depletion, depreciation and amortization	$10.23	$8.88	$9.89	$6.40
_______________________________________________________________________________
(1)BOE is calculated using a conversion rate of six Mcf per one Bbl.
(2)The numbers presented are calculated based on actual amounts that are not rounded.
(3)Price reflects the average of actual sales prices received when control passes to the purchaser/customer adjusted for quality, certain transportation fees, geographical differentials, marketing bonuses or deductions and other factors affecting the price received at the delivery point.
(4)Price reflects the after-effects of the Company's commodity derivative transactions on its average sales prices. The Company's calculation of such after-effects includes settlements of matured commodity derivatives during the respective periods and an adjustment to reflect premiums incurred previously or upon settlement that are attributable to commodity derivatives that settled during the respective periods.

Laredo Petroleum, Inc.
Consolidated balance sheets

(in thousands, except share data)	September 30, 2022	December 31, 2021
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$49,941	$56,798
Accounts receivable, net	162,876	151,807
Derivatives	18,990	4,346
Other current assets	16,254	22,906
Total current assets	248,061	235,857
Property and equipment:
Oil and natural gas properties, full cost method:
Evaluated properties	9,465,399	8,968,668
Unevaluated properties not being depleted	115,994	170,033
Less: accumulated depletion and impairment	(7,236,621)	(7,019,670)
Oil and natural gas properties, net	2,344,772	2,119,031
Midstream service assets, net	90,990	96,528
Other fixed assets, net	40,150	34,590
Property and equipment, net	2,475,912	2,250,149
Derivatives	29,156	32,963
Other noncurrent assets, net	52,796	32,855
Total assets	$2,805,925	$2,551,824
Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$86,211	$71,386
Accrued capital expenditures	55,729	50,585
Undistributed revenue and royalties	249,295	117,920
Derivatives	58,763	179,809
Other current liabilities	77,275	107,213
Total current liabilities	527,273	526,913
Long-term debt, net	1,181,584	1,425,858
Derivatives	766	—
Asset retirement obligations	70,063	69,057
Other noncurrent liabilities	25,569	16,216
Total liabilities	1,805,255	2,038,044
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized and zero issued as of September 30, 2022 and December 31, 2021, respectively	—	—
Common stock, $0.01 par value, 40,000,000 and 22,500,000 shares authorized, and 16,914,836 and 17,074,516 issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	169	171
Additional paid-in capital	2,762,232	2,788,628
Accumulated deficit	(1,761,731)	(2,275,019)
Total stockholders' equity	1,000,670	513,780
Total liabilities and stockholders' equity	$2,805,925	$2,551,824

Laredo Petroleum, Inc.
Consolidated statements of operations

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except per share data)	2022	2021	2022	2021
	(unaudited)		(unaudited)
Revenues:
Oil sales	$311,740	$229,329	$1,069,542	$514,752
NGL sales	59,377	47,949	197,037	133,121
Natural gas sales	73,831	33,998	179,026	98,186
Midstream service revenues	795	1,739	5,030	4,292
Sales of purchased oil	18,371	66,235	106,030	173,500
Total revenues	464,114	379,250	1,556,665	923,851
Costs and expenses:
Lease operating expenses	44,246	29,837	127,136	68,526
Production and ad valorem taxes	29,024	17,937	89,512	45,957
Transportation and marketing expenses	13,285	11,660	39,022	34,477
Midstream service expenses	769	1,014	3,916	2,572
Costs of purchased oil	18,772	68,805	108,516	183,458
General and administrative	11,857	15,008	50,800	49,182
Organizational restructuring expenses	10,420	—	10,420	9,800
Depletion, depreciation and amortization	74,928	62,678	226,555	140,763
Impairment expense	—	—	—	1,613
Other operating expense, net	1,772	1,798	2,947	4,099
Total costs and expenses	205,073	208,737	658,824	540,447
Gain on disposal of assets, net	4,282	95,201	4,952	93,454
Operating income	263,323	265,714	902,793	476,858
Non-operating income (expense):
Gain (loss) on derivatives, net	100,748	(96,240)	(290,995)	(467,547)
Interest expense	(30,967)	(30,406)	(96,251)	(82,222)
Gain (loss) extinguishment of debt, net	553	—	(245)	—
Other income, net	98	441	433	2,236
Total non-operating income (expense), net	70,432	(126,205)	(387,058)	(547,533)
Income (loss) before income taxes	333,755	139,509	515,735	(70,675)
Income tax benefit (expense):
Current	960	(1,300)	(4,771)	(1,300)
Deferred	2,808	(1,377)	2,324	707
Total income tax benefit (expense)	3,768	(2,677)	(2,447)	(593)
Net income (loss)	$337,523	$136,832	$513,288	$(71,268)
Net income (loss) per common share:
Basic	$20.27	$8.68	$30.64	$(5.29)
Diluted	$20.08	$8.56	$30.26	$(5.29)
Weighted-average common shares outstanding:
Basic	16,650	15,756	16,750	13,464
Diluted	16,809	15,993	16,963	13,464

Laredo Petroleum, Inc.
Consolidated statements of cash flows

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2022	2021	2022	2021
	(unaudited)		(unaudited)
Cash flows from operating activities:
Net income (loss)	$337,523	$136,832	$513,288	$(71,268)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Share-settled equity-based compensation, net	1,638	1,811	6,295	5,609
Depletion, depreciation and amortization	74,928	62,678	226,555	140,763
Impairment expense	—	—	—	1,613
Gain on disposal of assets, net	(4,282)	(95,201)	(4,952)	(93,454)
Mark-to-market on derivatives:
(Gain) loss on derivatives, net	(100,748)	96,240	290,995	467,547
Settlements paid for matured derivatives, net	(124,289)	(92,726)	(423,668)	(191,507)
Premiums received for commodity derivatives	—	—	—	9,041
Amortization of debt issuance costs	1,595	1,509	4,809	3,608
Amortization of operating lease right-of-use assets	5,978	4,143	16,523	9,907
(Gain) loss on extinguishment of debt, net	(553)	—	245	—
Deferred income tax (benefit) expense	(2,808)	1,377	(2,324)	(707)
Other, net	2,479	868	4,600	3,359
Changes in operating assets and liabilities:
Accounts receivable, net	42,891	(32,048)	(11,069)	(58,681)
Other current assets	730	1,386	7,574	(3,026)
Other noncurrent assets, net	(21)	(17,636)	1,450	(30,285)
Accounts payable and accrued liabilities	23,589	11,558	15,084	21,342
Undistributed revenue and royalties	(8,104)	34,711	131,356	56,268
Other current liabilities	(60,918)	(18,749)	(41,362)	11,203
Other noncurrent liabilities	(7,013)	921	(14,697)	5,780
Net cash provided by operating activities	182,615	97,674	720,702	287,112
Cash flows from investing activities:
Acquisitions of oil and natural gas properties, net	(3,694)	(627,044)	(5,581)	(627,044)
Capital expenditures:
Oil and natural gas properties	(143,374)	(112,770)	(432,124)	(278,847)
Midstream service assets	(474)	(814)	(1,163)	(2,375)
Other fixed assets	(4,838)	(1,990)	(9,101)	(3,226)
Proceeds from dispositions of capital assets, net of selling costs	890	395,176	2,939	393,742
Settlements received for contingent consideration	—	—	1,555	—
Net cash used in investing activities	(151,490)	(347,442)	(443,475)	(517,750)
Cash flows from financing activities:
Borrowings on Senior Secured Credit Facility	200,000	180,000	335,000	425,000
Payments on Senior Secured Credit Facility	(160,000)	(530,000)	(400,000)	(650,000)
Extinguishment of debt	(149,985)	—	(182,319)	—
Issuance of July 2029 Notes	—	400,000	—	400,000
Proceeds from issuance of common stock, net of offering costs	—	—	—	72,492
Share repurchases	(17,515)	—	(26,586)	—
Stock exchanged for tax withholding	(853)	(848)	(7,442)	(2,589)
Proceeds from exercise of stock options	—	173	—	173
Payments for debt issuance costs	—	(13,145)	(1,725)	(14,597)
Other, net	(377)	—	(1,012)	2,798
Net cash (used in) provided by financing activities	(128,730)	36,180	(284,084)	233,277
Net (decrease) increase in cash and cash equivalents	(97,605)	(213,588)	(6,857)	2,639
Cash and cash equivalents, beginning of period	147,546	264,984	56,798	48,757
Cash and cash equivalents, end of period	$49,941	$51,396	$49,941	$51,396

Laredo Petroleum, Inc.
Supplemental reconciliations of GAAP to non-GAAP financial measures

Non-GAAP financial measures
The non-GAAP financial measures of Free Cash Flow, Adjusted Net Income, Adjusted EBITDA, Consolidated EBITDAX, Net Debt and Net Debt to Consolidated EBITDAX, as defined by the Company, may not be comparable to similarly titled measures used by other companies. Furthermore, these non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP measures of liquidity or financial performance, but rather should be considered in conjunction with GAAP measures, such as net income or loss, operating income or loss or cash flows from operating activities.
Free Cash Flow (Unaudited)
Free Cash Flow is a non-GAAP financial measure that the Company defines as net cash provided by operating activities (GAAP) before changes in operating assets and liabilities, net, less incurred capital expenditures, excluding non-budgeted acquisition costs. Management believes Free Cash Flow is useful to management and investors in evaluating operating trends in its business that are affected by production, commodity prices, operating costs and other related factors. There are significant limitations to the use of Free Cash Flow as a measure of performance, including the lack of comparability due to the different methods of calculating Free Cash Flow reported by different companies.
The following table presents a reconciliation of net cash provided by operating activities (GAAP) to Free Cash Flow (non-GAAP) for the periods presented:

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2022	2021	2022	2021
	(unaudited)		(unaudited)
Net cash provided by operating activities	$182,615	$97,674	$720,702	$287,112
Less:
Change in current assets and liabilities, net	(1,812)	(3,142)	101,583	27,106
Change in noncurrent assets and liabilities, net	(7,034)	(16,715)	(13,247)	(24,505)
Cash flows from operating activities before changes in operating assets and liabilities, net	191,461	117,531	632,366	284,511
Less incurred capital expenditures, excluding non-budgeted acquisition costs:
Oil and natural gas properties(1)	135,304	135,174	439,168	306,445
Midstream service assets(1)	506	567	1,232	2,422
Other fixed assets	4,290	1,685	8,562	3,229
Total incurred capital expenditures, excluding non-budgeted acquisition costs	140,100	137,426	448,962	312,096
Free Cash Flow (non-GAAP)	$51,361	$(19,895)	$183,404	$(27,585)
_____________________________________________________________________________
(1)Includes capitalized share-settled equity-based compensation and asset retirement costs.

Adjusted Net Income (Unaudited)
Adjusted Net Income is a non-GAAP financial measure that the Company defines as net income or loss (GAAP) plus adjustments for mark-to-market on derivatives, premiums paid or received for commodity derivatives that matured during the period, impairment expense, gains or losses on disposal of assets, income taxes, other non-recurring income and expenses and adjusted income tax expense. Management believes Adjusted Net Income helps investors in the oil and natural gas industry to measure and compare the Company's performance to other oil and natural gas companies by excluding from the calculation items that can vary significantly from company to company depending upon accounting methods, the book value of assets and other non-operational factors.
The following table presents a reconciliation of net income (loss) (GAAP) to Adjusted Net Income (non-GAAP) for the periods presented:

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except per share data)	2022	2021	2022	2021
	(unaudited)		(unaudited)
Net income (loss)	$337,523	$136,832	$513,288	$(71,268)
Plus:
Mark-to-market on derivatives:
(Gain) loss on derivatives, net	(100,748)	96,240	290,995	467,547
Settlements paid for matured derivatives, net	(124,289)	(92,726)	(423,668)	(191,507)
Settlements received for contingent consideration	—	—	1,555	—
Net premiums paid for commodity derivatives that matured during the period(1)	—	(10,182)	—	(31,370)
Organizational restructuring expenses	10,420	—	10,420	9,800
Impairment expense	—	—	—	1,613
Gain on disposal of assets, net	(4,282)	(95,201)	(4,952)	(93,454)
(Gain) loss on extinguishment of debt, net	(553)	—	245	—
Income tax (benefit) expense	(3,768)	2,677	2,447	593
Adjusted income before adjusted income tax expense	114,303	37,640	390,330	91,954
Adjusted income tax expense(2)	(25,147)	(8,281)	(85,873)	(20,230)
Adjusted Net Income (non-GAAP)	$89,156	$29,359	$304,457	$71,724
Net income (loss) per common share:
Basic	$20.27	$8.68	$30.64	$(5.29)
Diluted	$20.08	$8.56	$30.26	$(5.29)
Adjusted Net Income per common share:
Basic	$5.35	$1.86	$18.18	$5.33
Diluted	$5.30	$1.84	$17.95	$5.33
Adjusted diluted	$5.30	$1.84	$17.95	$5.25
Weighted-average common shares outstanding:
Basic	16,650	15,756	16,750	13,464
Diluted	16,809	15,993	16,963	13,464
Adjusted diluted	16,809	15,993	16,963	13,661
_______________________________________________________________________________
(1)Reflects net premiums paid previously or upon settlement that are attributable to derivatives settled in the respective periods presented.
(2)Adjusted income tax expense is calculated by applying a statutory tax rate of 22% for each of the periods ended September 30, 2022 and 2021.

Adjusted EBITDA (Unaudited)
Adjusted EBITDA is a non-GAAP financial measure that the Company defines as net income or loss (GAAP) plus adjustments for share-settled equity-based compensation, depletion, depreciation and amortization, impairment expense, gains or losses on disposal of assets, mark-to-market on derivatives, premiums paid or received for commodity derivatives that matured during the period, accretion expense, interest expense, income taxes and other non-recurring income and expenses. Adjusted EBITDA provides no information regarding a company's capital structure, borrowings, interest costs, capital expenditures, working capital movement or tax position. Adjusted EBITDA does not represent funds available for future discretionary use because it excludes funds required for debt service, capital expenditures, working capital, income taxes, franchise taxes and other commitments and obligations. However, management believes Adjusted EBITDA is useful to an investor in evaluating the Company's operating performance because this measure:
•is widely used by investors in the oil and natural gas industry to measure a company's operating performance without regard to items that can vary substantially from company to company depending upon accounting methods, the book value of assets, capital structure and the method by which assets were acquired, among other factors;
•helps investors to more meaningfully evaluate and compare the results of the Company's operations from period to period by removing the effect of its capital structure from its operating structure; and
• is used by management for various purposes, including as a measure of operating performance, in presentations to the Company's board of directors and as a basis for strategic planning and forecasting.
There are significant limitations to the use of Adjusted EBITDA as a measure of performance, including the inability to analyze the effect of certain recurring and non-recurring items that materially affect the Company's net income or loss and the lack of comparability of results of operations to different companies due to the different methods of calculating Adjusted EBITDA reported by different companies. The Company's measurements of Adjusted EBITDA for financial reporting as compared to compliance under its debt agreements differ.
The following table presents a reconciliation of net income (loss) (GAAP) to Adjusted EBITDA (non-GAAP) for the periods presented:

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2022	2021	2022	2021
	(unaudited)		(unaudited)
Net income (loss)	$337,523	$136,832	$513,288	$(71,268)
Plus:
Share-settled equity-based compensation, net	1,638	1,811	6,295	5,609
Depletion, depreciation and amortization	74,928	62,678	226,555	140,763
Impairment expense	—	—	—	1,613
Organizational restructuring expenses	10,420	—	10,420	9,800
Gain on disposal of assets, net	(4,282)	(95,201)	(4,952)	(93,454)
Mark-to-market on derivatives:
(Gain) loss on derivatives, net	(100,748)	96,240	290,995	467,547
Settlements paid for matured derivatives, net	(124,289)	(92,726)	(423,668)	(191,507)
Settlements received for contingent consideration	—	—	1,555	—
Net premiums paid for commodity derivatives that matured during the period(1)	—	(10,182)	—	(31,370)
Accretion expense	954	906	2,946	3,207
Interest expense	30,967	30,406	96,251	82,222
(Gain) loss on extinguishment of debt, net	(553)	—	245	—
Income tax (benefit) expense	(3,768)	2,677	2,447	593
Adjusted EBITDA (non-GAAP)	$222,790	$133,441	$722,377	$323,755
_____________________________________________________________________________
(1)Reflects net premiums paid previously or upon settlement that are attributable to derivatives settled in the respective periods presented.

Consolidated EBITDAX (Unaudited)
Consolidated EBITDAX is a non-GAAP financial measure defined in the Company's Senior Secured Credit Facility as net income or loss (GAAP) plus adjustments for share-settled equity-based compensation, depletion, depreciation and amortization, impairment expense, gains or losses on disposal of assets, mark-to-market on derivatives, accretion expense, interest expense, income taxes and other non-recurring income and expenses. Consolidated EBITDAX is used by the Company’s management for various purposes, including as a measure of operating performance and compliance under the Company's Senior Secured Credit Facility. Additional information on the calculation of Consolidated EBITDAX can be found in the Company's Eighth Amendment to the Senior Secured Credit Facility as filed with the SEC on April 19, 2022.
The following table presents a reconciliation of net income (loss) (GAAP) to Consolidated EBITDAX (non-GAAP) for the periods presented:

	Three months ended
(in thousands)	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
	(unaudited)
Net income (loss)	$337,523	$262,546	$(86,781)	$216,276
Plus:
Share-settled equity-based compensation, net	1,638	2,604	2,053	2,066
Depletion, depreciation and amortization	74,928	78,135	73,492	74,592
Organizational restructuring expenses	10,420	—	—	—
(Gain) loss on disposal of assets, net	(4,282)	(38)	260	8,903
Mark-to-market on derivatives:
(Gain) loss on derivatives, net	(100,748)	65,927	325,816	(15,372)
Settlements paid for matured derivatives, net	(124,289)	(174,009)	(125,370)	(129,361)
Settlements received for contingent consideration	—	1,555	—	—
Accretion expense	954	973	1,019	1,026
Interest expense	30,967	32,807	32,477	31,163
(Gain) loss extinguishment of debt, net	(553)	798	—	—
Income tax (benefit) expense	(3,768)	7,092	(877)	3,052
Consolidated EBITDAX (non-GAAP)	$222,790	$278,390	$222,089	$192,345
Net Debt (Unaudited)
Net Debt, a non-GAAP financial measure, is calculated as the face value of long-term debt plus any outstanding letters of credit, less cash and cash equivalents. Management believes Net Debt is useful to management and investors in determining the Company's leverage position since the Company has the ability, and may decide, to use a portion of its cash and cash equivalents to reduce debt. Net Debt as of September 30, 2022 was $1.14 billion.
Net Debt to Consolidated EBITDAX (Unaudited)
Net Debt to Consolidated EBITDAX, a non-GAAP financial measure, is calculated as Net Debt divided by Consolidated EBITDAX for the previous four quarters, as defined in the Company's Senior Secured Credit Facility. Net Debt to Consolidated EBITDAX is used by the Company’s management for various purposes, including as a measure of operating performance, in presentations to its board of directors and as a basis for strategic planning and forecasting.

Investor Contact:
Ron Hagood
918.858.5504
rhagood@laredopetro.com